UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 12, 2009

Cliffs Natural Resources Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Public Square, Suite 3300, Cleveland, Ohio		44114-2315
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-694-5700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Cliffs Natural Resources Inc. published a news release dated October 12, 2009 as follows:

Cliffs Natural Resources to Exercise Right of First Refusal and Acquire Partners’ 73.2% Interest in Wabush Mines

$88 Million Deal Will Provide Four Million Tons of Incremental Iron Ore Pellet Production Capacity for Seaborne Market; Over 50 Million Tons of Additional Reserves

CLEVELAND—Oct. 12, 2009—Cliffs Natural Resources Inc. (NYSE: CLF) (Paris: CLF) today announced that it plans to exercise its right of first refusal and acquire U.S. Steel Canada’s 44.6% interest and ArcelorMittal Dofasco’s 28.6% interest in the Wabush Mines joint venture.

On Oct. 9, Consolidated Thompson Iron Mines Ltd. (TSX Venture: CLM) announced an agreement with Wabush Mines’ other two joint venture partners, U.S. Steel Canada (44.6%) and ArcelorMittal Dofasco (28.6%), to acquire their interests for approximately $88 million in cash. Under the terms of the Wabush Mines partnership, Cliffs has a right of first refusal to acquire each of U.S. Steel Canada’s and ArcelorMittal Dofasco’s interest. By exercising its right of first refusal, Cliffs is entitled to receive the same terms and conditions contained in the agreement with Consolidated Thompson and thus increase its ownership stake of Wabush Mines to 100%. With Wabush Mines’ 5.5 million tons of rated capacity, acquisition of the 73.2% will increase Cliffs’ North American Iron Ore rated equity production capacity by approximately 4.0 million tons.

Cliffs indicated that, since Wabush Mines began operation in 1965, Cliffs has been the managing partner, and, as a result, the transaction carries no integration risk. In addition, Cliffs is thoroughly familiar with the unique attributes, opportunities and challenges of Wabush Mines’ assets, including the ore body and transportation system. The Company has approximately 770 employees at Wabush Mines and the hourly workforce is represented by The United Steelworkers.

Donald J. Gallagher, Cliffs Natural Resources’ president, North American business unit, said, "Cliffs is enthusiastic about the opportunity to own 100% of Wabush Mines. Our commercial team has had great success marketing the blast furnace pellets produced there to a diverse customer set, including steelmakers in North America, Europe and Asia. Wabush also has an excellent operating team that understands how to run mines and a dedicated and skilled workforce."

At Dec. 31, 2008, Wabush Mines had 75 million tons of proven reserves (iron ore pellet equivalent) and over the previous five years has produced between 3.8 million and 5.2 million tons of iron ore pellets annually. It produced 4.2 million tons of pellets in 2008. Wabush Mines includes the Scully Iron Ore Mine near Wabush, Newfoundland, Labrador; the pellet plant and port facilities at Point Noire, Quebec; and integrated rail facilities. In addition, Wabush Mines owns an equity position in an electricity generation utility in Newfoundland that provides power for its mining operations.

Completion of the transaction is subject to a number of conditions, including receipt of requisite regulatory approval and the execution of definitive agreements. Closing is expected to occur in the fourth quarter of 2009.

To be added to Cliffs Natural Resources’ e-mail distribution list, please click on the link below:
http://www.cpg-llc.com/clearsite/clf/emailoptin.html

ABOUT CLIFFS NATURAL RESOURCES INC.
Cliffs Natural Resources is an international mining and natural resources company. We are the largest producer of iron ore pellets in North America, a major supplier of direct-shipping lump and fines iron ore out of Australia and a significant producer of metallurgical coal. With core values of environmental and capital stewardship, our colleagues across the globe endeavor to provide all stakeholders operating and financial transparency as embodied in the Global Reporting Initiative (GRI) framework. Our Company is organized through three geographic business units:

The North American business unit is comprised of six iron ore mines owned or managed in Michigan, Minnesota and Eastern Canada, and two coking coal mining complexes located in West Virginia and Alabama. The Asia Pacific business unit is comprised of two iron ore mining complexes in Western Australia and a 45% economic interest in a coking and thermal coal mine in Queensland, Australia. The South American business unit includes a 30% interest in the Amapá Project, an iron ore project in the state of Amapá in Brazil.

Over recent years, Cliffs has been executing a strategy designed to achieve scale in the mining industry and focused on serving the world’s largest and fastest growing steel markets.

News releases and other information on the Company are available on the Internet at:
http://www.cliffsnaturalresources.com or
www.cliffsnaturalresources.com/Investors/Pages/default.aspx?b=1041&1=1

This news release contains predictive statements that are intended to be made as "forward-looking" within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. Although the Company believes that its forward-looking statements are based on reasonable assumptions, such statements are subject to risk and uncertainties.

Actual results may differ materially from such statements for a variety of reasons, including: changes in demand for iron ore pellets by North American or international integrated steel producers, or changes in iron ore demand due to changes in steel utilization rates, operational factors, electric furnace production or imports into the United States and Canada of semi-finished steel or pig iron; availability of capital equipment and component parts; availability of float capacity on the Great Lakes or for seaborne markets; changes in the financial condition of the Company's partners and/or customers; rejection of major contracts and/or venture agreements by customers and/or participants under provisions of the U.S. Bankruptcy Code or similar statutes in other countries; the impact of consolidation in the steel industry; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; inability to achieve expected production levels; failure to receive or maintain required environmental permits; problems with productivity, labor disputes, weather conditions, fluctuations in ore grade, tons mined, changes in cost factors including energy costs, transportation and employee benefit costs; and the effect of these various risks on the Company's future cash flows, debt levels, liquidity and financial position.

Reference is also made to the detailed explanation of the many factors and risks that may cause such predictive statements to turn out differently, set forth in the Company's Annual Report and Reports on Form 10-K and previous news releases filed with the Securities and Exchange Commission, which are publicly available on the Cliffs Natural Resources website. The information contained in this document speaks as of the date of this news release and may be superseded by subsequent events.

SOURCE: Cliffs Natural Resources Inc.

INVESTOR AND FINANCIAL MEDIA CONTACTS:

Steve Baisden
Director, Investor Relations and Corporate Communications
(216) 694-5280
steve.baisden@cliffsnr.com

Christine Dresch
Manager – Corporate Communications
(216) 694-4052
christine.dresch@cliffsnr.com

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

October 13, 2009	By:	George W. Hawk, Jr.

Name: George W. Hawk, Jr.
Title: General Counsel and Secretary